Exhibit 10 (b)

LETTER OF INTENT

October 22, 2003

The parties, listed below, hereby execute this Letter of Intent:

The Kart Store Inc.                   and            Bowman Leisure Karts Ltd.
2251 N. Rampart Blvd., Ste. 323                      Laburnham Farm,
Las Vegas, NV                                        Chiltern Green Road,
                                                     Peters Green
                                                     Bedfordshire LU2 9PW UK

The parties have agreed to pursue an arrangement whereby The Kart Store Inc. ("KS") will acquire the exclusive marketing, sales, assembly and manufacturing rights to Bowman Leisure Karts Ltd. ("BK") products.

The parties agree to negotiate in good faith always keeping in mind that the benefits to the shareholders of both companies are foremost.

Initial agreement is hereby confirmed that both parties wish to accomplish the agreement in the quickest possible manner and will use their best efforts to accomplish the due diligence in a timely manner.

Either party has the right to back out of negotiations at any time without cause until the time that the desired transaction is closed.

We agree on this date to the terms stated above.

For The Kart Store Inc.                     For Bowman Leisure Karts Ltd.

-----------------------------               --------------------------
Victor Hollman, President                   Victor Hollman, Managing Dir.